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                                                           EXHIBIT 23.1


                       CONSENT OF PEDERSEN & HOUPT, P.C.

     Pedersen & Houpt, P.C. hereby consents to all references made to it in the Registration Statement on Form S-1 of Wireless Broadcasting Systems of America, Inc., as filed with the Securities and Exchange Commission on August 7, 1996.


                           Pedersen & Houpt, P.C.

Chicago, Illinois
August 7, 1996